CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kelso Technologies Inc. (the “Company”) of our report dated March 19, 2019, with respect to the consolidated financial statements of the Company for the years ended December 31, 2018, 2017 and 2016, incorporated by reference in the Company’s annual report on Form 20-F for the year ended December 31, 2018.

Chartered Professional Accountants

Vancouver, Canada
November 12, 2019

	Vancouver	Langley	Nanaimo
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	Vancouver, BC V6C 2B3	Langley, BC V1M 4A6	Nanaimo, BC V9S 1H1
	T: 604 687 1231	T: 604 282 3600	T: 250 755 2111
Smythe LLP | smythecpa.com	F: 604 688 4675	F: 604 357 1376	F: 250 984 0886